ESCROW AGREEMENT


     This Escrow Agreement is entered into as of June 9 1997 by and among IBJ SCHRODER BANK & TRUST COMPANY, a banking corporation organized under the laws of the State of New York in its capacity as escrow agent (together with its successors and assigns, the "Escrow Agent"), IBJ SCHRODER BANK & TRUST COMPANY, a banking corporation organized under the laws of the State of New York in its capacity as trustee under the Indenture (as hereinafter defined) (together with its successors and assigns,, the "Trustee"), and UNITED REFINING COMPANY, a Pennsylvania corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, simultaneously with the execution of this Agreement the Company and the Trustee, among others, are entering into a certain Trust Indenture (as amended from time to time, the "Indenture") dated as of the date hereof;

     WHEREAS, pursuant to the Indenture the Company is obligated to deposit with the Escrow Agent an aggregate of $48.1 million (the "Escrow Deposit") of the net proceeds from the sale of the Company's 10-3/4% Series A Senior Notes due 2007 ("Notes") which sale is being consummated on the date hereof;

     WHEREAS, the Escrow Deposit together with all interest and earnings thereon shall be held by the Escrow Agent subject to the terms and conditions of this Agreement and the Indenture.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

     1. All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Indenture. Such definitions apply to both the singular and plural forms, unless expressly stated otherwise.

     2. The Escrow Agent is hereby appointed and shall have all the rights, powers, duties and obligations hereinafter provided, and the Escrow Agent accepts such appointment on the terms and subject to the conditions set forth herein.

     3. Concurrently with the execution and delivery of this Agreement, (a) the Escrow Agent shall establish the Collateral Account at its office located at One State Street, New York, New York and (b) Company shall cause to be deposited with the Escrow Agent, in escrow, the Escrow Deposit. The Escrow Deposit shall be held and disbursed by Escrow Agent as hereinafter set forth. The Escrow Deposit less any amounts distributed by the



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Escrow Agent in accordance with this Agreement (other than interest and earnings on the Escrow Deposit) is hereinafter referred to as the "Escrow Funds." Any interest and earnings on the Escrow Deposit shall be distributed by the Escrow Agent to the Company from time to time upon the written request of the Company.

     4. Subject to the provisions of Section 7 hereof, the Escrow Agent agrees to accept the Company's deposit of the Escrow Deposit. The Escrow Agent agrees to invest and, if applicable, reinvest the Escrow Deposit together with all interest and earnings thereon which have not been distributed to the Company, in cash and Cash Equivalents (as instructed by the Company in writing).

     5. (a) The Company hereby irrevocably grants a first priority security interest in and pledges, assigns and sets over to the Trustee for its benefit and for the benefit of the Holders all of the Company's right, title and interest in the Collateral Account, and all property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Collateral Account, including, without limitation, all funds held therein, all Cash Equivalents held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 4, and all proceeds thereof as well as all rights of the Company under this Agreement (collectively, the "Collateral"), in order to secure all obligations and indebtedness of the Company under the Notes and any other obligation, now or hereafter arising, of every kind and nature, owed by the Company under the Indenture to the Holders or to the Trustee. The Escrow Agent hereby acknowledges the Trustee's security interest as set forth above.
The Company shall take all actions necessary on its part to insure the continuance of a first priority security interest in the Collateral in favor of the Trustee in order to secure all such obligations and indebtedness.

     (b) The Company and the Trustee hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall (i) (A) subject to the Company's instructions regarding investment of the Escrow Funds, maintain sole dominion and control over funds and Cash Equivalents in the Collateral Account for the benefit of the Trustee and the Holders to the extent specifically required herein, (B) maintain, or cause its agent within the State of New York to maintain, possession of all certificated Cash Equivalents purchased hereunder that are physically possessed by the Escrow Agent in order for the Trustee to enjoy a continuous perfected first priority security interest therein under the law of the State of New York (the Company hereby agreeing that in the event any certificated Cash Equivalents are in the possession of the Company or a third party, the Company shall hold such certificates in trust for the Escrow Agent and promptly deliver all such certificates to the Escrow Agent) and (C) maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims against the Escrow Agent of any nature now or hereafter existing in favor of anyone other than the Trustee, for


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the benefit of the Trustee and the Holders;  (ii) promptly notify the Trustee if the Escrow Agent receives written notice that any person other than the Trustee, for the benefit of the holders of the Notes, has a lien or security interest upon any portion of the Collateral (other than any claim which the Escrow Agent may have against the Collateral Account for unpaid fees and expenses); and (iii) in addition to disbursing amounts held in escrow pursuant to Section 6, upon receipt of a disbursement request from the Trustee notifying the Escrow Agent that there has been an acceleration of the maturity of the Notes, and directing the Escrow Agent to disburse all funds held in the Collateral Account to the Trustee and transfer title to all Cash Equivalents held by the Escrow Agent hereunder to the Trustee. The lien and security interest provided for by this
Section 5 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee shall have no security interest in, any funds disbursed by the Escrow Agent to the Company pursuant to this Agreement.

     (c) Upon demand, the Company will execute and deliver to the Trustee such instruments and documents as the Trustee may reasonably deem necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral. The Trustee shall be entitled to take all necessary action to preserve and protect the security interest created hereby as a lien and encumbrance upon the Collateral.

     (d) The Company hereby appoints the Trustee as its attorney-in-fact with full power of substitution to do any act which the Company is obligated to do hereunder, and the Trustee may exercise such rights as the Company might exercise with respect to the Collateral and take any action in the Company's name to protect the Trustee's security interest hereunder. In addition to the rights provided under Section 5(b)(iii) hereof, upon an Event of Default (as defined in the Indenture) and for so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law of the State of New York, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company except as specified below, sell the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, ten (10) days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be


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obligated to make any sale  regardless of notice of sale having been given.  The
Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (e) Pursuant to Section 4.22 of the Indenture, if the Capital Improvement Plan is abandoned by the Company or not completed by August 31, 1999, the Company will make a Special Offer. The Company will deliver to the Trustee written notice indicating that a Special Offer will be consummated. Upon receipt of the Securities tendered pursuant to the Special Offer, the Company will deliver such Securities to the Trustee and notice to the Trustee setting forth the exact amount of Escrow Funds needed to be released to consummate the Special Offer and the Escrow Agent shall release to the Trustee such Escrow Funds on the date the Escrow Agent receives such notification and shall have received verbal confirmation of one of the officers listed on Schedule A hereto by 11:00 a.m., otherwise such release shall be made on the following Business Day. If $34.8 million exceeds the sum of (a) the amount of Escrow Funds released or to be released to consummate the Special Offer plus (b) the amount of Escrow Funds previously disbursed by the Escrow Agent pursuant to requests made by the Company for disbursements attributable to the Capital Improvements Plan (the amount of such excess is referred to as the "Excess"), then the Company may deliver to the Escrow Agent an Officer's Certificate to such effect and a written request to the Escrow Agent to disburse to the Company the Excess. The Escrow Agent shall release to the Company the Excess on the date the Escrow Agent receives the request of the Company pursuant to the preceding sentence, provided that such request is received by the Escrow Agent by 11:00 a.m., otherwise such release shall be made on the following Business Day.

     6. (a) The Escrow Agent agrees to disburse the Escrow Funds from time to time upon request by the Company if the Company delivers along with its written request to the Escrow Agent for disbursement, (i) an Officer's Certificate setting forth the amount of Escrow Funds to be disbursed, the account to which such Escrow Funds should be disbursed and the amounts of such funds attributable to the Capital Improvements Plan and to fund Other Capital Expenditures, and certifying that (A) the monies to be disbursed are to be applied to pay costs and expenses of the Capital Improvements Plan or to fund Other Capital Expenditures and (B) including the amounts to be disbursed in connection with the applicable request, no amounts in the aggregate in excess of $13.3 million have been used by the Company to fund Other Capital Expenditures and (ii) a certificate signed by-the Secretary or Assistant Secretary of the Company (a "Secretary's Certificate,,) which sets forth and authenticates a resolution that has been adopted by a majority vote of Independent Directors of the Company which states that the monies to be disbursed are to be applied to


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pay costs and expenses of the Capital  Improvement Plan or to fund Other Capital
Expenditures and authorizes the disbursement of such monies. The Escrow Agent shall not disburse in the aggregate in excess of $13.3 million to fund Other Capital Expenditures. In performing its duties pursuant to the preceding sentence, the Escrow Agent may rely solely on the Officers, Certificate referred to in Section 6(a)(i)(b).

     (b) The Escrow Funds shall be released on the date the Escrow Agent receives the request of the Company pursuant to clause (a) above, provided that such request and any other required documentation as required under Section 6(a) above is received by the Escrow Agent and the Escrow Agent shall have received verbal confirmation of one of the officers listed on Schedule A hereto by 11:00 a.m., otherwise such release shall be made on the following Business Day. The Escrow Funds shall be delivered to an account specified by the Company in its request.

     (c) The Escrow Funds shall be delivered to an account specified by the Company in its request pursuant to the last sentence of Section 5(e), Section 6(a) and Section 6(b).

     7. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

     (a)  the Escrow Agent shall not be responsible  for the  performance of the
          (i) Company under this Escrow Agreement or any,other agreement or (ii) if the Escrow Agent and the Trustee are not the same person, the performance of the Trustee under this Escrow Agreement or any other agreement;

     (b) the Escrow Agent may conclusively rely and shall be protected in acting upon any document, instrument, certificate, instruction or signature believed by it to be genuine and may assume and shall be protected in assuming that any person purporting to give any notice or instructions in accordance with this Escrow Agreement or in connection with any action to which this Escrow Agreement relates has been duly authorized to do SO. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to have executed any such document or instrument or purporting to have made any such signature or purporting to give any such notice or instructions;

     (c) in the event any party to this Escrow Agreement instructs the Escrow Agent to disburse Escrow Funds to any party other than the Company or the Trustee,


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          (i) the Escrow  Agent shall  disburse  such Escrow  Funds by mailing a check to such party at the  address set forth in the  instruction;  or
          (ii) if the Escrow Agent is instructed to transfer Escrow Funds to any bank for the account of any other party, the Escrow Agent may (but shall have no obligation to) refuse to comply unless the Escrow Agent can verify to its satisfaction that. the instruction is authentic and correct or the party issuing the instruction has previously agreed to other appropriate security procedures relating thereto;

     (d) the Escrow Agent undertakes to perform only such duties as are expressly set forth herein and shall not be bound in any way by any agreement between the Company and any other person, firm or entity (whether or not the Escrow Agent has knowledge thereof);

     (e) the Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel; and

     (f) the Escrow Agent shall not assume any responsibility or liability for the completeness, correctness or accuracy of any transactions between the Company and any other person, firm or entity.

     8. The Company agrees to indemnify the Escrow Agent, its directors, officers, agents and employees and any person who "controls" the Escrow Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (collectively, the "Indemnified Parties") against, and hold them harmless from, any and all loss, liability, cost, damage and expense, including, without limitation, costs of investigation and reasonable counsel fees and expenses, which any of the Indemnified Parties may suffer or incur by reason of any action, claim or proceeding brought against any of the Indemnified Parties, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates (including, without limitation, any action, claim or proceeding arising from any investment of the Escrow Funds made by the Escrow Agent in accordance with the written instructions of the Company), other than any action, claim or proceeding resulting from the gross negligence or willful misconduct of such Indemnified Party. The provisions of this paragraph shall survive the


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termination of this Escrow Agreement.

     9. This Escrow Agreement shall terminate, and the Escrow Agent shall disburse to the Company all Escrow Funds and interest and earnings thereon then held in escrow, upon the written instruction to the Escrow Agent by the Company and the Trustee that all principal and interest on the Notes has been paid and none of the Notes remain outstanding.

     10. Except as provided in Section 9, this Escrow Agreement may be altered, amended or terminated only with the written consent of the Company, the Escrow Agent and the Trustee. Should the Company attempt to change this Escrow Agreement in a manner which in the Escrow Agent's sole opinion, is impermissible, the Escrow Agent may resign as Escrow Agent upon two weeks' written notice to the Company and, if the Escrow Agent and the Trustee are not the same entity, the Trustee; otherwise, notwithstanding any provision hereof to the contrary, it may resign as Escrow Agent at any time upon 60 days, written notice to the Company and, if the Escrow Agent and the Trustee are not the same entity, the Trustee. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the Escrow Funds and interest and earnings thereon in accordance with the-original provisions of this Escrow Agreement until a successor Escrow Agent shall be appointed by the Company and the Trustee and a written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by the Company, whereupon the Escrow Agent's only duty shall be to turn over, in accordance with the written instructions of the Company, to the successor escrow agent, the Escrow Funds and interest and earnings thereon. In the event that a successor escrow agent shall not have been appointed and the Escrow Agent shall not have turned over to the successor escrow agent the Escrow Funds and interest and earnings thereon within the time periods specified above, after the Escrow Agent's written notice of resignation, the Escrow Agent may deposit the Escrow Funds and interest and earnings thereon with the Clerk of the United States District Court for the Southern District of New York or with the clerk or registry of any other court of competent jurisdiction, at which time the Escrow Agent's duties hereunder shall terminate.

     11. The Escrow Agent shall receive a fee of $3,500 per year (payable in advance) as well as reasonable expenses incurred in connection with the performance of this Escrow Agreement, including, but hot limited to, reasonable counsel fees in connection with the administration, interpretation and enforcement of this Agreement; provided, however, that the Escrow Agent shall ----------------- not receive an acceptance fee or any other fee in connection with the negotiation and acceptance of this Escrow Agreement or reimbursement of any of its expenses in connection with such negotiation and acceptance, including, but not limited to, counsel fees and, provided, further, that if after the first anniversary of ----------------- the date of this Escrow Agreement, the Escrow Agent resigns as


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Escrow Agent hereunder for any reason or this Escrow Agreement is terminated for any reason, the Escrow Agent shall refund to the Company a portion of its annual fee determined by multiplying the annual fee times a fraction, the numerator of which is the difference between (a) 365 and (b) as of the effective date of such resignation or termination, the number of days elapsed since the most recent anniversary of the date of this Agreement (or the date of this Agreement in case of a resignation or termination during the first year) and the denominator is 365.

     12. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the principles of conflicts of laws and shall be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party without the written consent of the other parties hereto.

     13. All notices, requests, demands and other communications to be given in connection with this Escrow Agreement shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to the Escrow Agent or Trustee:

                  IBJ Schroder Bank & Trust Company
                  One State Street Plaza - llth Floor
                  New York, NY 10004
                  Attention: Corporate Trust Department
                  Facsimile No.: (212) 858-2952
                  Telephone No.: (212) 858-2815

                  If to the Company:

                  United Refining Company
                  15 Bradley Street
                  Warren, Pennsylvania  16365
                  Attention:  President
                  Facsimile No.: (814) 723-4371
                  Telephone No.: (814) 726-4655

So long as the Escrow Agent and Trustee shall be the same entity, (a) any notice given to it in one capacity shall be deemed given to it in its other capacity as well and (b) notwithstanding anything to the contrary contained herein, the Trustee shall not be required to give written notice of any matter to the Escrow Agent and the Escrow Agent may, but shall not be required to, give written notice of any matter to the Trustee. Each of the Company, the Trustee and the Escrow Agent by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to the Company, the Trustee


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and the Escrow  Agent  shall be deemed to have been given or made as of the date
so  delivered  if  personally  delivered;  when  receipt  is  acknowledged,   if
telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change or address shall not be deemed to have been given until actually received by the addressee).

     14. If any provision of this Escrow Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Escrow Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     15. This Escrow Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts or instruments shall constitute one agreement binding on all the parties hereto.

     16. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

     17. This Escrow Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

     IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the day and year first above written.


                            IBJ SCHRODER BANK & TRUST COMPANY,
                               as Escrow Agent

                            By:     /s/ Luis Perez
                                    ----------------------
                            Name:   Luis Perez
                            Title:  Asst. Vice President


                            IBJ SCHRODER BANK & TRUST COMPANY,
                               as Trustee

                            By:     /s/ Luis Perez
                                    ----------------------
                            Name:   Luis Perez
                            Title:  Asst. Vice President


                            UNITED REFINING COMPANY

                            By:     /s/ Myron L. Turfitt
                                    ----------------------
                            Name:   Myron L. Turfitt
                            Title:  President


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                                   SCHEDULE A

Upon receipt of Disbursement Instructions from the Company directing the Escrow Agent to disburse amounts from the Escrow Funds, the Escrow Agent will confirm the instructions set forth in such notice with one of the authorized individual
(s) listed below at an authorized telephone number appearing opposite such individual's name:

Authorized Individual(s)         Authorized Telephone
of the Company:                       Number(s):

Myron Turfitt                        814-726-4655

James Murphy                         814-726-4674